UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 12, 2014

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At the 2014 annual meeting of shareholders (the “2014 Annual Meeting”) of FairPoint Communications, Inc. (the “Company”) held on May 12, 2014, the Company’s shareholders, upon recommendation of the board of directors of the Company (the “Board”), approved the Company’s Amended and Restated 2010 Long Term Incentive Plan (the “Amended Plan”). Pursuant to the terms of the Amended Plan, among other things, (i) 2,850,000 additional shares of the Company’s common stock are available for awards and (ii) awards are now permitted in the form of stock appreciation rights, incentive stock options to purchase common stock (for employees only) and cash-based performance incentives. Under the Amended Plan, the Company may also make grants of restricted and unrestricted shares, restricted share units and nonqualified stock options to purchase common stock to its employees and directors. The Amended Plan is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2014. The Amended Plan and the forms of award agreements relating thereto are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference. The foregoing descriptions of the Amended Plan and the awards thereunder are qualified in their entirety by reference to the full text of such documents.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the 2014 Annual Meeting, shareholders considered and voted upon the following proposals:

1.
The election of the nine directors nominated by the Board and named in the table below to serve until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	The approval of the Amended Plan;

3.	The approval, by a non-binding advisory vote, of the Company's named executive officer compensation; and

4.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.
Of the 26,681,236 shares of common stock of the Company outstanding and entitled to vote at the 2014 Annual Meeting, 25,706,120, or approximately 96.3%, were represented at the meeting in person or by proxy, and therefore a quorum was present.
Shareholders elected each of the nine nominees for director to serve on the Board until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified based upon the following votes:

Nominee	Votes in Favor	Votes Withheld	Broker Non-Votes
Peter D. Aquino	19,490,325	243,334	5,972,461
Dennis J. Austin	19,491,330	242,329	5,972,461
Peter C. Gingold	19,489,925	243,734	5,972,461
Edward D. Horowitz	19,488,225	245,434	5,972,461
Michael J. Mahoney	19,497,830	235,829	5,972,461
Michael K. Robinson	19,497,930	235,729	5,972,461
Paul H. Sunu	19,499,580	234,079	5,972,461
David L. Treadwell	19,488,225	245,434	5,972,461
Wayne Wilson	19,406,699	326,960	5,972,461
Shareholders approved the Amended Plan based upon the following votes:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
19,486,430	242,896	4,333	5,972,461
Shareholders approved, by a non-binding advisory vote, the Company's named executive officer compensation based upon the following votes:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
19,627,381	102,945	3,333	5,972,461
Shareholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2014 based upon the following votes:

Votes in Favor	Votes Against	Abstentions
25,638,143	5,747	62,230

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.2	Form of Non-Incentive Stock Option Award for directors relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.3	Form of Restricted Share Award Agreement for directors relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.4	Form of Stock Option Award Agreement for employees relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.5	Form of Restricted Share Award Agreement for employees relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
	Name:	Shirley J. Linn
	Title:	Executive Vice President and General Counsel
Date: May 12, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.2	Form of Non-Incentive Stock Option Award for directors relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.3	Form of Restricted Share Award Agreement for directors relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.4	Form of Stock Option Award Agreement for employees relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan
10.5	Form of Restricted Share Award Agreement for employees relating to the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan